SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                  July 18, 2001


                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

             (Exact name of registrant as specified in its charter)


Islands of Bermuda                  0-25456                   13-3795510

(State or other                     (Commission               IRS Employer
jurisdiction of                     File Number)              Identification
incorporation)                                                         Number)


              Cedar House, 41 Cedar Avenue, Hamilton, Bermuda HM 12

               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:

                                 (441) 295-2244



Item 5.  Other Events

Globalstar Telecommunications Limited ("GTL") announced on July 18, 2001 that Ira E. Goldberg was appointed restructuring officer for the company.

GTL is a Bermuda-based company that exists solely as a partner in Globalstar, L.P., allowing public equity investment in this global mobile satellite telephony company. Mr. Goldberg, on behalf of GTL, will be working with the other Globalstar partners on the restructuring of Globalstar, L.P. with the ongoing assistance of The Blackstone Group. The executive management team of Globalstar, L.P., which manages the day-to-day operations of the company, remains in place.

Mr. Goldberg is an investment banking professional and attorney with extensive capital markets experience in structuring and negotiating transactions, and in project financing. Over the past 19 years, he has held senior positions with a number of leading financial institutions and law firms.

GTL also announced that Douglas G. Dwyre, Sir Ronald Grierson, E. John Peett, Michael B. Targoff, and A. Robert Towbin will continue to serve as members of its board of directors. Other directors, including Bernard L. Schwartz, Michael
P. DeBlasio, Robert B. Hodes, Arthur L. Simon and Eric J. Zahler, have resigned, effective July 18, 2001.

Additionally, the executive officers of GTL have stepped down from their positions.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:


                                  GLOBALSTAR TELECOMMUNICATIONS LIMITED

                                  (Registrant)



DATE:  August 3, 2001             By:   /S/ IRA E. GOLDBERG
                                            ---------------
                                            IRA E. GOLDBERG
                                            Restructuring Officer